UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2018

AlphaPoint Technology, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-54502	26-3748249
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6371 Business Blvd. Suite 200 Sarasota, FL	34240
(Address of principal executive offices)	(Zip Code)

(941) 907-8822
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On July 25, 2018, Mr. Paul Avery submitted his resignation, effective August 1, 2018, as a member of the Board of Directors (the “Board”) of AlphaPoint Technology, Inc. (the “Company”). Mr. Avery did not hold any positions on any Board committee. Mr. Avery’s resignation is not due to a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On July 25, 2018, the Board appointed Katya Fisher, Esq. to serve as a member of the Board, effective August 1, 2018. Ms. Fisher will not serve on any Board committees at this time. In connection with Ms. Fisher’s appointment, the Company and Ms. Fisher entered into a Board of Directors Agreement dated July 25, 2018 (the “Agreement”). Pursuant to the terms of the Agreement, Ms. Fisher will serve as a member of the Board for a period of one year or until her earlier resignation, removal or death. In exchange for performance by Ms. Fisher of her director duties, the Company agreed to issue 250,000 shares of restricted Company common stock to Ms. Fisher.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On July 30, 2018, the Company issued a press release announcing the appointment of Ms. Fisher as a member of the Company’s Board. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Document Description

10.1	Board of Directors Agreement dated July 25, 2018, by and between the registrant and Katya Fisher.

99.1	Press release of the registrant dated July 30, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AlphaPoint Technology, Inc.

Dated: July 30, 2018	/s/ GARY MACLEOD
Gary Macleod
Chief Executive Officer